EXHIBIT 10.1

WAIVER AND FIRST AMENDMENT
TO
AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of March 23, 2016 (this “Amendment”), among THE SCOTTS COMPANY LLC, a limited liability company organized under the laws of Ohio (the “Company”), THE SCOTTS MIRACLE-GRO COMPANY, a company organized under the laws of Ohio (the “Parent”), THE BANKS PARTY HERETO and MIZUHO BANK, LTD., as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is made to that certain Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of September 25, 2015, among the Company, the Parent, the Banks party thereto and the Administrative Agent (as in effect on the date hereof immediately before giving effect to the amendments contemplated hereby, the “Existing Agreement” and as amended by this Amendment, the “MARPA”; capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the MARPA);
WHEREAS, the Facility Parties have requested that the Banks and the Administrative Agent agree to add subsidiaries and affiliates of the Approved Debtors as “Approved Debtors” under the MARPA and the Banks and the Administrative Agent have agreed to such request subject to the terms and conditions hereof; and
WHEREAS, the Facility Parties, the Banks and the Administrative Agent have agreed to amend the recourse nature of the Existing Agreement as further detailed in this Amendment; and
WHEREAS, the Facility Parties have requested that the Banks and the Administrative Agent waive the timing of certain delivery requirements in the MARPA and the Banks and the Administrative Agent have agreed to such request subject to the terms and conditions hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Facility Parties, the Administrative Agent and each Bank party to the Existing Agreement hereby agree as follows:
SECTION 1.    AMENDMENTS. Effective as of the Amendment Effective Date (as defined in Section 3 hereof), the Existing Agreement is hereby amended as follows:
(a)    The definition of the term “Blocked Accounts” shall be amended and restated to read in its entirety as follows:
“Blocked Accounts” means the accounts opened by the Company in its name for the Approved Debtors with JPMorgan Chase Bank, N.A. or such other bank approved by the Administrative Agent for the purpose of collecting the Purchased Receivables of such Approved Debtors and which shall be subject to a blocked account agreement with the Administrative Agent providing the Administrative Agent, for the benefit of the Banks, with control over such account.

(b)    The definition of the term “Debtor Default Event” shall be amended by deleting therein the words “due to a Financial Inability to Pay”.
(c)    The definition of the term “Defaulted Receivable” shall be amended and restated to read in its entirety as follows:
“Defaulted Receivable” means any Purchased Receivable which is past due.
(d)    The definition of the term “Dilution” shall be amended by deleting therein the words “not arising from such Debtor’s Financial Inability to Pay”.
(e)    The definition of “Financial Inability to Pay” shall be deleted in its entirety.
(f)    The definition of the term “Pro Rata Share” shall be amended by deleting the last sentence thereof.
(g)    The definition of the term “Repurchase Event” shall be amended by (i) deleting in clause (iii)(z) thereof the words “or such Purchased Receivable being written off as uncollectible based on Debtor’s Financial Inability to Pay” and (ii) adding a new clause (iv) thereto which shall read as follows:
(iv)    such Purchased Receivable remains unpaid after its Maturity Date.
(h)    Section 4.1(b) shall be amended by deleting therein the words “; provided further, for the avoidance of doubt, this Section 4.1(b) shall not apply to any repurchase of a Receivable by a Bank required in accordance with Section 4.5(e)”.
(i)    Section 4.1(h) shall be amended and restated to read in its entirety as follows:
(h)    As of such Settlement Date, solely with respect to any Committed Purchase, such Receivables shall be required to be purchased only with respect to any Approved Debtor the ultimate parent of which has public debt ratings equal to or exceeding BBB- and Baa3 by Standard & Poor’s Ratings Services and Moody’s Investor Service, respectively.
(j)    Section 4.2(a)(i) shall be amended and restated to read in its entirety as follows:
(i) Each Bank that is purchasing Receivables on such Settlement Date, whether in its sole discretion in accordance with Section 4.1 or as a Committed Purchase shall make its Pro Rata Share of the Purchase Price thereof available to the Administrative Agent not later than 2:00 p.m. (New York City time) on such Settlement Date, by wire transfer of same day funds in Dollars, to the Payment Account; and
(k)    Section 4.2(b) shall be amended by deleting therein the words “and the requirements of Section 4.5(e)”.
(l)    Section 4.3 shall be amended by deleting therein the words “4.1(a)” and replacing them with “4.1”.
(m)    Section 4.4(b) shall be amended by deleting therein the words “and the requirements of Section 4.5(e)”.

(n)    Section 4.4(d) shall be amended by deleting therein the words “Sections 4.5(e) and” and replacing them with “Section”.
(o)    Section 4.5(e) shall be amended and restated to read in its entirety as follows:
(e) On each Settlement Date, the Company shall purchase from the Banks all Purchased Receivables (including, without limitation, any Defaulted Receivables) for a purchase price equal to the Purchase Price of such receivables minus any amounts received by the Banks as repayment of such Purchased Receivables (such purchase price, the “Repurchase Price”); provided that during the Commitment Period the Company may use the Repurchase Price that it would have paid the Banks for such Purchased Receivables to purchase Replacement Receivables, provided that, subject to Section 4.3, the Company complies with the limitations set forth in Section 2.1 relating to the Agreement Amount and the Debtor Sublimits.
(p)    Section 4.6(a) shall be amended by deleting therein the words “or been required in accordance with Section 4.5(e)”.
(q)    Section 5.1.2 shall be amended and restated to read in its entirety as follows:
5.1.2 Except as set forth in Section 5.1.1 with respect to partial reductions, adjustments, cancellations or setoffs of any Original Amount, if a Repurchase Event with respect to a Purchased Receivable has occurred, the Administrative Agent may, by written notice, require the Company to pay to the Banks in respect of such Purchased Receivable, as directed by the Administrative Agent, an amount equal to the Agreed Base Value of such Purchased Receivable (or so much of it as was paid by the Banks to the Company and remains unpaid as Collections), and if such Purchased Receivable is being repurchased by the Company after the Maturity Date of such Purchased Receivable, together with interest thereon at the interest rate specified in Section 7.6 from the due date to the date of the Company’s payment in full thereof, and any other amounts then payable by the Company hereunder including breakage costs under Section 7.4, whereupon such amount shall become due and payable from the Company to the Banks on the date specified in such notice and shall be paid into an account specified by the Administrative Agent. On receipt of all amounts referred to above, the Banks shall (at the cost and expense of the Company) execute such documents as may be necessary to re-assign the applicable Purchased Receivables without recourse, representation or warranty (except as to the title thereto by the Banks), to the Company.
(r)    Section 5.2 shall be amended by deleting therein the words “and without recourse except as set forth in Sections 4.5(e), 5.1, 7.2, 7.4, 8, 15 and 18.5”.
(s)    Section 8.1.2 shall be amended by deleting therein the words “or the final proviso of Section 4.5(e)”.
(t)    Section 10.1(k) shall be amended by deleting therein the words “(if any Purchased Receivable is more than 60 days past due, other than as a result of a Debtor’s Financial Inability to Pay, it shall be presumed that the Debtor has asserted a contractual claim or dispute)”.

(u)    Section 15.4 shall be amended by deleting (i) in clause (vi) thereof the words “not arising from the Financial Inability to Pay of such Debtor” and “(if any Receivable is more than 60 days past due, other than as a result of the Financial Inability to Pay of the Debtor, it shall be presumed that such Debtor has asserted a contractual claim or dispute)” and (ii) the words “provided that nothing in this Section 15.4 shall be deemed to provide indemnity to the Administrative Agent and the Banks for credit losses resulting from the Financial Inability to Pay of any Debtor” appearing at the very end of such Section 15.4.
(v)    Section 18.5(c) shall be amended by deleting therein (i) the words “except to the extent provided in Section 4.5(e)(ii)(x)”, (ii) the words “other than Defaulted Receivables” and (iii) the words “or become Defaulted Receivables”.
(w)    Section 18.5(d) shall be amended by deleting therein the words “(other than Defaulted Receivables)” in both instances where they appear.
(x)    A new Section 19.12 shall be added which shall read as follows:
19.12 Recourse        Notwithstanding anything herein to the contrary, the Administrative Agent and the Banks shall have full recourse to the Company in case of non-payment of any Purchased Receivable on the Maturity Date thereof, regardless of the reason for such non-payment.
(y)    Schedule 5 shall be amended and restated to read as set out on Annex hereto.
SECTION 2.    LIMITED WAIVER. In reliance upon the representations and warranties of the Company and the Parent set forth herein, the Banks and the Administrative Agent hereby grant a one-time limited waiver (a) with respect to the proposed Settlement Date to occur on March 24, 2016 only, of the requirement in Section 4.1(a) of the MARPA that a Purchase Request and a Portfolio Report is delivered at least four (4) Business Days prior to the Settlement Date, and agree, with respect to such Settlement Date only, that such documents may be delivered one (1) Business Day prior thereto and (b) of the requirement in Section 3.2 of the MARPA that an officer’s certificate is delivered at least four (4) Business Days prior to the effective date of the Commitment Period and agree that such officer’s certificate may be delivered one (1) Business Day prior thereto. This waiver shall not be deemed a waiver of any other event or occurrence which has occurred or exists under the MARPA or any other Transaction Document or hereafter may occur under the MARPA or any other Transaction Document, or to establish a custom or course of dealing among the parties hereto or any of them.
SECTION 3.    EFFECTIVENESS. This Amendment and the amendments and waivers set forth herein shall be effective as of the date hereof (the “Amendment Effective Date”) subject to the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent:
(a)    Amendment. The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each Facility Party, (ii) the Administrative Agent and (iii) each Bank.
(b)    Representations and Warranties. At the time of and immediately after giving effect to the amendments contemplated hereby on the Amendment Effective Date, the representations and warranties contained in Section 10.1 of the Existing Agreement and in the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of such earlier date.
(c)    No Termination Event. At the time of and immediately after giving effect to the amendments contemplated hereby on the Amendment Effective Date, no Termination Event shall have occurred and be continuing.
(d)    Other. The Administrative Agent shall have received such other assurances as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Amendment.
SECTION 4.    MISCELLANEOUS.
(a)    This Amendment is a Transaction Document. All references in the Existing Agreement, in any of the other Transaction Documents and in any other document or instrument incidental hereto or thereto shall, on and after the Amendment Effective Date, be deemed to mean and refer to the Existing Agreement, as amended pursuant to this Amendment.
(b)    To induce the Banks and the Administrative Agent to enter into this Amendment, the Company hereby represents and warrants to the Banks and the Administrative Agent that as of the Amendment Effective Date, upon giving effect to this Amendment:
(i)    Representations and Warranties. The representations and warranties contained in the MARPA and in the other Transaction Documents apply (and are hereby incorporated herein by reference as if fully set forth herein) with respect to this Amendment and are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of such earlier date.
(ii)    No Termination Event. No event has occurred and is continuing or would result from the consummation of this Amendment that would constitute a Termination Event.
(c)    The Company hereby agrees that it shall, in accordance with Section 15.2 of the MARPA, promptly upon receipt of an invoice therefor, pay all reasonable fees and expenses of legal counsel to the Administrative Agent in relation to the preparation and execution of this Amendment.
(d)    Each Facility Party, by its signature below, hereby (i) agrees that, notwithstanding the effectiveness of this Amendment, the MARPA continues to be in full force and effect (except, in the case of the MARPA, to the extent expressly amended hereby) and (ii) affirms and confirms its obligations under each of the Transaction Documents to which it is a party.

(e)    This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof that would result in the application of any other law.
(f)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(g)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile electronic transmission or by e-mail transmission of a pdf (or similar) file format document shall be as effective as delivery of a manually executed counterpart of this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

THE SCOTTS COMPANY LLC

By:_/s/ THOMAS RANDAL COLEMAN_______
Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

THE SCOTTS MIRACLE-GRO COMPANY

By: _/s/ THOMAS RANDAL COLEMAN_______
Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Master Accounts Receivable Purchase Agreement]

MIZUHO BANK, LTD., as Administrative Agent and a Bank

By:_/s/ TAKAYUKI TOMII__________________
Name: Takayuki Tomii
Title: Deputy General Manager

[Signature Page to First Amendment to Amended and Restated Master Accounts Receivable Purchase Agreement]

THE BANK OF NOVA SCOTIA, as a Bank

By:_/s/ JONATHAN KHAN__________________
Name: Jonathan Khan
Title: Director, Supply Chain Finance

By:_/s/ SILVIA BRUDAR___________________
Name: Silvia Brudar
Title: VP, Trade Finance Sales

[Signature Page to First Amendment to Amended and Restated Master Accounts Receivable Purchase Agreement]

COÖPERATIEVE RABOBANK U.A. (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland"), NEW YORK BRANCH, as a Bank

By:_/s/ THOMAS MCNAMARA______________
Name: Thomas McNamara
Title: Vice President

By:_/s/ CHRISTOPHER LEW________________
Name: Christopher Lew
Title: Executive Director

[Signature Page to First Amendment to Amended and Restated Master Accounts Receivable Purchase Agreement]

ANNEX

SCHEDULE 5
APPROVED DEBTORS

Approved Debtor	Applicable Margin	Debtor Sublimit
Lowe’s Companies, Inc. and its Subsidiaries and Affiliates	0.95%	$240 million
Wal-Mart Stores Inc. and its Subsidiaries and Affiliates	0.95%	$120 million
The Home Depot, Inc. and its Subsidiaries and Affiliates	0.95%	$240 million

For purposes of this Schedule 5 only, the terms “Affiliate” and “Subsidiary” shall have the meanings set out below.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; where “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have corresponding meanings.
“Subsidiary” means, at any time, with respect to any Person, any other Person, if at such time the first mentioned Person (i) owns, directly or indirectly, securities or other ownership interests in such other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such other Person, and (ii) directly or indirectly, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the board of directors or other persons performing similar functions for such other Person or otherwise exercise control over the management and policies of such other Person, and in either case will include any other Person in like relationship to a Subsidiary of such first mentioned Person.